Exhibit 99.1

Personalis Reports Second Quarter 2023 Financial Results

FREMONT, Calif. – August 8, 2023 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for precision oncology, today reported financial results for the second quarter ended June 30, 2023 and provided recent business highlights.

Recent Business Updates

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Announced a collaboration with National Cancer Center Hospital East and Ono Pharmaceutical Co. Ltd to perform exploratory biomarker analysis using highly sensitive and comprehensive genomic tests from Personalis to better predict immunotherapy response for resectable rectal cancer with mismatch repair deficiency (dMMR)

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Received notice from the U.S. Department of Veterans Affairs Million Veterans Program (VA MVP) that it has exercised the first of four one-year renewal options under the September 2022 contract

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Filed second patent infringement lawsuit against Foresight Diagnostics as part of the company’s continuing efforts to protect its investment and industry-leading intellectual property position in whole genome, tumor-informed minimal residual disease (MRD) testing

“We continue expanding our biopharma funnel of opportunities for NeXT Personal® and expect revenue growth to begin ramping later this year, which allowed us to tighten the revenue guidance range,” said Chris Hall, President and CEO of Personalis. “We continue to crisply execute and plan to launch our highly sensitive MRD test later this year for oncologists. As we and our partners build a base of supportive evidence, we are paving the way for our successful entry into the clinical diagnostics market.”

Second Quarter Financial Highlights

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Reported total company revenue of $16.7 million for the second quarter of 2023, representing an 8% decrease compared with $18.2 million for the second quarter of 2022

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Revenue from pharma tests, enterprise sales, and other customers of $13.7 million in the second quarter of 2023, representing a 3% decrease compared with $14.2 million in the second quarter of 2022; revenue from enterprise customers includes revenue from Natera of $7.4 million in the second quarter of 2023, compared with $6.9 million from Natera in the second quarter of 2022

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Revenue from population sequencing for the VA MVP of $3.0 million in the second quarter of 2023, compared with $4.0 million in the second quarter of 2022

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Cash, cash equivalents, and short-term investments of $137.2 million as of June 30, 2023

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Net loss of $24.0 million, and net loss per share of $0.50 based on a weighted-average basic and diluted share count of 47.7 million in the second quarter of 2023

Third Quarter and Full Year 2023 Outlook

Personalis expects the following for the third quarter of 2023:

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Total company revenue of approximately $17 million
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Revenue from pharma tests, enterprise sales, and other customers of approximately $14 million, and revenue from population sequencing of approximately $3 million

Personalis expects the following for the full year of 2023:

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Total company revenue in the range of $70 million to $72 million
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Revenue from pharma tests, enterprise sales, and all other customers in the range of $61 million to $63 million, and revenue from population sequencing of approximately $9 million
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Net loss of approximately $103 million reduced from $113 million in 2022 due to realization of headcount reduction savings, partially offset by investments in clinical evidence generation and non-cash depreciation expense for the new facility
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Cash usage of approximately $70 million, reduced from $119 million in 2022

Webcast and Conference Call Information

Personalis will host a conference call to discuss the second quarter financial results after market close on Tuesday, August 8, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live by dialing 877-451-6152 for domestic callers or 201-389-0879 for international callers. The live webinar can be accessed at https://investors.personalis.com. A replay of the webinar will be available shortly after the conclusion of the call and will be archived on the company's website.

About Personalis, Inc.

At Personalis, we are transforming the active management of cancer through breakthrough personalized testing. We aim to drive a new paradigm for cancer management, guiding care from biopsy through the life of the patient. Our highly sensitive assays combine tumor-and-normal profiling with proprietary algorithms to deliver advanced insights even as cancer evolves over time. Our products are designed to detect minimal residual disease (MRD) and recurrence at the earliest timepoints, enable selection of targeted therapies based on ultra-comprehensive genomic profiling, and enhance biomarker strategy for drug development. Personalis is based in Fremont, California. To learn more, visit www.personalis.com and connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “aim,” “continue to,” “expect,” “future,” “goal,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding NeXT Personal’s ability to predict responses to immunotherapy, the company entering into the clinical diagnostics market with NeXT Personal in 2023 and becoming a critical partner in cancer recurrence monitoring and detection, effective defense and enforcement of the company’s patents, the company’s third quarter and full year financial guidance, expected revenue growth, cash runway, the company’s business outlook, and the company’s goals and aims. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Personalis’ actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers, including from Natera, which accounted for 44% of the company’s total revenue in the second quarter, and the VA MVP; the launch and market adoption of new products and new product features, such as NeXT Personal; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter-over-quarter and year-over-year; whether orders for the NeXT Platform and revenue from biopharmaceutical customers and Natera increase or decrease in future periods; ability to demonstrate attributes or advantages of NeXT Personal or the Personalis NeXT Platform; the evolution of cancer therapies and market adoption of the company’s services; risks associated with health epidemics or pandemics; unstable market, economic and geo-political conditions, which may significantly impact the company’s business and operations and the business and operations of Personalis’ customers and suppliers; and the outcome of legal proceedings to enforce patents, and the presumed validity or enforceability of the company’s patents or other intellectual property rights. These and other potential risks and uncertainties that could cause actual results to differ materially from the results predicted in these forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Personalis’ Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (SEC) on February 23, 2023, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 3, 2023, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, being filed with the SEC later today. All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media:

pr@personalis.com

PERSONALIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$16,699	$18,240	$35,559	$33,467
Costs and expenses
Cost of revenue	11,907	13,959	26,037	24,908
Research and development	17,852	16,288	34,425	33,386
Selling, general and administrative	12,134	15,874	26,231	31,360
Restructuring and other charges	152	—	4,037	—
Total costs and expenses	42,045	46,121	90,730	89,654
Loss from operations	(25,346)	(27,881)	(55,171)	(56,187)
Interest income	1,465	349	2,718	493
Interest expense	(39)	(50)	(86)	(109)
Other income (expense), net	1	50	(25)	69
Loss before income taxes	(23,919)	(27,532)	(52,564)	(55,734)
Provision for income taxes	36	14	50	21
Net loss	$(23,955)	$(27,546)	$(52,614)	$(55,755)
Net loss per share, basic and diluted	$(0.50)	$(0.60)	$(1.11)	$(1.23)
Weighted-average shares outstanding, basic and diluted	47,669,513	45,637,838	47,204,891	45,316,795

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION (unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Pharma tests and services	$6,083	$7,257	$12,416	$14,819
Enterprise sales	7,386	6,891	16,844	11,007
Population sequencing	3,000	4,055	6,005	7,556
Other	230	37	294	85
Total revenue	$16,699	$18,240	$35,559	$33,467

PERSONALIS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$97,195	$89,128
Short-term investments	40,012	78,530
Accounts receivable, net	10,132	16,642
Inventory and other deferred costs	8,140	8,591
Prepaid expenses and other current assets	5,476	6,808
Total current assets	160,955	199,699
Property and equipment, net	59,486	61,935
Operating lease right-of-use assets	24,660	26,480
Other long-term assets	3,937	4,586
Total assets	$249,038	$292,700
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,847	$12,854
Accrued and other current liabilities	16,408	19,013
Contract liabilities	3,337	1,264
Total current liabilities	28,592	33,131
Long-term operating lease liabilities	40,326	41,041
Other long-term liabilities	4,034	389
Total liabilities	72,952	74,561
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 48,507,101 and 46,707,084 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	5	5
Additional paid-in capital	589,418	579,456
Accumulated other comprehensive loss	(313)	(912)
Accumulated deficit	(413,024)	(360,410)
Total stockholders’ equity	176,086	218,139
Total liabilities and stockholders’ equity	$249,038	$292,700